UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2014, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), entered into subscription agreements with certain institutional investors (the “Subscription Agreements”) pursuant to which the Company agreed to sell a total of 4,048,584 units, with each unit consisting of one share of its common stock (the “Shares”) and one warrant to purchase one share of its common stock (the “Warrants”) at a purchase price of $2.47 per unit, in a registered direct offering (the “Offering”). Each Warrant will have an exercise price of $3.00 per share, will be exercisable immediately after issuance and will expire five years from the date of issuance. The Shares and the Warrants are immediately separable and will be issued separately.

WBB Securities, LLC (“WBB”) acted as the Company’s placement agent for the Offering pursuant to a letter agreement entered into with the Company on May 29, 2014 (the “Placement Agent Agreement”). Under the Placement Agent Agreement, the Company agreed to pay WBB an aggregate fee equal to 4% of the gross proceeds of the Offering and to issue to WBB warrants to purchase 202,429 shares of common stock. The placement agent warrants will have substantially the same terms as the Warrants issued to the purchasers in the Offering, except that such warrants will have an exercise price of $3.09 and will otherwise comply with the requirements of the Financial Industry Regulatory Authority, Inc. The Placement Agent Agreement contains customary representations, warranties, and indemnification by the Company.

The Company expects to complete the Offering on or about June 4, 2014, subject to the satisfaction of customary closing conditions, and expects to raise approximately $9.5 million, net of the placement agency fee and other estimated offering expenses, from the sale of the units. The Company may raise up to an additional $12.1 million in connection with Warrant exercises from time to time during the period the Warrants are exercisable.

The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-195846), which was declared effective by the Securities and Exchange Commission on May 22, 2014. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will file with the Securities and Exchange Commission a prospectus supplement relating to the Offering. The legal opinion, including the related consent, of DLA Piper LLP (US) is filed as Exhibit 5.1 to this Current Report.

Pursuant to the terms of the Subscription Agreements, until the 12 month anniversary of the closing date of the Offering, upon any financing by the Company of common stock or securities convertible into common stock, each investor will have the right to participate in such financing up to an amount of such financing aggregating up to 50% of the financing for all investors, subject to certain exceptions. The Subscription Agreements also contains customary representations and warranties by the Company.

Pursuant to the terms of the Subscription Agreements, the number of warrant shares that may be acquired by any holder upon any exercise of the Warrants will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). The holder may elect to increase this beneficial ownership limitation to any other percentage, but not in excess of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any such increase will not be effective until 61 days after such written notice is delivered. If, at the time of exercise, there is no effective registration statement registering the issuance to the holder of the shares of common stock underlying the Warrant, the holder may exercise, in whole or in part, the Warrant on a cashless basis. When exercised on a cashless basis, a portion of the Warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

The foregoing is only a summary of the material terms of the Subscription Agreements, the Warrants, the placement agent warrant, and the Placement Agent Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Subscription Agreement, the form of Warrant, the form of placement agent warrant, and the Placement Agent Agreement, which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report and incorporated herein by reference.

In addition, on May 30, 2014, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 hereto. This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of net proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including in its quarterly report on Form 10-Q for the quarter ended March 31, 2014.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock for Investors in the Units

4.2	Form of Warrant to Purchase Common Stock for Placement Agent of the Units

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Subscription Agreement by and between Cytori Therapeutics, Inc. and the Investor (as defined therein), dated as of May 29, 2014

10.2	Placement Agent Agreement, dated May 29, 2014, between Cytori Therapeutics, Inc. and WBB Securities, LLC

99.1	Press Release, issued May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

May 30, 2014	By:	/s/ Mark E. Saad
Name: Mark E. Saad
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.1	Form of Warrant to Purchase Common Stock for Investors in the Units

4.2	Form of Warrant to Purchase Common Stock for Placement Agent of the Units

5.1	Opinion of DLA Piper LLP (US)

10.1	Form of Subscription Agreement by and between Cytori Therapeutics, Inc. and the Investor (as defined therein), dated as of May 29, 2014

10.2	Placement Agent Agreement, dated May 29, 2014, between Cytori Therapeutics, Inc. and WBB Securities, LLC

99.1	Press Release, issued May 30, 2014